Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 26, 2014, relating to the financial statements and financial highlights which appears in the September 30, 2014 Annual Report to Shareholders of The Select Sector SPDR Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “General Information”, “Financial Highlights”, “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

January 28, 2015

PricewaterhouseCoopers LLP, 125 High Street, Boston, MA 02110

T: (617) 530 5000, F:(617)530 5001, www.pwc.com/us